AGREEMENT


          This Agreement (the "Agreement") is entered into as of August 24, 1992 by and between Columbia Sportswear Holdings Limited, a corporation organized under the laws of the Province of Ontario, Canada ("Columbia Holdings"), Columbia Sportswear Canada Limited, a corporation organized under the laws of the Province of Ontario, Canada and a wholly owned subsidiary of Columbia Holdings ("Columbia Canada") and Douglas Hamilton ("Hamilton") and Doug Hamilton in trust for Elizabeth K. Hamilton (together, the "Hamiltons").

                                    Recitals

     1. The Hamiltons own 25 percent of the issued and outstanding common stock of Canada-Trans Limited, a corporation organized under the laws of the Province of Ontario, Canada ("Canada-Trans").

     2. Pursuant to a stock purchase agreement dated as of August 20, 1992 among Canada-Trans, Columbia Canada and all of the shareholders of Canada-Trans (the "Purchase Agreement"), Canada-Trans, Columbia Canada and the shareholders of Canada-Trans have agreed that (a) Columbia Canada will acquire all of the issued and outstanding shares of Canada-Trans' capital stock in exchange for cash, notes and, in the case of the shares of Canada- Trans common stock held by the Hamiltons, shares of the common stock of Columbia Canada, (b) immediately after Columbia Canada's acquisition of the stock of Canada-Trans, Columbia Canada and Canada-Trans will be amalgamated and the Hamiltons will hold 2,500 shares of the common stock of the amalgamated company ("Successor"), constituting 25 percent of the outstanding capital stock of Successor, and (c) upon the terms and conditions provided herein, Columbia Holdings shall purchase from the Hamiltons all of their shares of Successor's stock (the "Hamilton Shares").

                                    Agreement

          In consideration of the mutual covenants and agreements set forth below and in the Purchase Agreement and other good and valuable consideration, the parties agree as follows:

1.   AGREEMENT TO PURCHASE SHARES OF SUCCESSOR

          Subject to the following paragraph, Columbia Holdings agrees to purchase, and the Hamiltons agree to sell to Columbia Holdings, the Hamilton Shares on April 30, 1996. The purchase price for the Hamilton Shares shall be determined as follows:

  --                                     --    --               --
  |      C$749,750  x      x       | +  |C$250,000 x       y      |
  |                    ----------  |                  ----------- |
  |                    C$4,000,00  |    |             C$4,000,000 |
  --                              --    --                       --

Where x = the lesser of (1) the Cumulative EBT (as defined below) and (2) C$4,000,000 and y = the lesser of (1) the amount, if any, by which the Cumulative EBT exceeds C$4,000,000 and (2) $4,000,000.

          In the event of Hamilton's death, permanent disability or termination of employment by Successor without cause, Columbia Holdings agrees to purchase, and the Hamiltons agree to sell to Columbia Holdings, the Hamilton Shares for a purchase price of the greater of (a) C$750,000 or (b) the purchase price as determined in accordance with the formula above. Columbia Holdings shall pay the Hamiltons C$750,000 in a lump sum within 90 days after the date of death, permanent disability or termination without cause and the remaining portion of the purchase price, if any, shall be paid on April 30, 1996.

          For purposes of this Agreement, "cause" shall mean: (a) Hamilton's gross dereliction of his duties; (b) theft or misappropriation of any property of Successor by Hamilton; (c) conviction of Hamilton of a felony or of any crime involving dishonesty or moral turpitude which might reasonably be expected to adversely affect the business, reputation or business relationships of Successor; or (d) violation by Hamilton of any of the provisions of this Agreement.

          For purposes of this Agreement, Cumulative EBT shall mean the sum of Earnings Before Taxes for each of Canada-Trans' and Successor's calendar years 1992 through 1995. Earnings Before Taxes shall mean Canada- Trans' and Successor's net income before taxes as shown on audited financial statements prepared for Canada-Trans and Successor with respect to the calendar year then ended and in accordance with generally accepted Canadian accounting principles and subject to the following adjustments:

               a. The parties acknowledge that in the past the Gross Margin to Columbia Sportswear Company, an affiliate of Columbia Holdings and Columbia Canada ("Columbia"), on merchandise sold to Canada-Trans, Successor's predecessor, has been consistent with the Gross Margin on merchandise sold to Columbia's other foreign distributors and that, based on a number of factors including market conditions, such margins change from time to time. The parties further acknowledge that Columbia's Gross Margin on products sold to its other foreign distributors is currently higher than the Gross Margin on merchandise sold to the Company. Nevertheless, for ease and certainty in determining the purchase price and notwithstanding the actual Gross Margin on Columbia merchandise sold to Successor and other foreign distributors, Successor's cost of goods sold shall be adjusted, for purposes of this calculation, so as to reflect a pro forma 20 percent Gross Margin to Columbia on all Columbia merchandise purchased by Successor. For purposes of the adjustment, and as used in this subparagraph, "Gross Margin" shall mean Columbia's pro forma net revenue from sales of merchandise to Successor, less Columbia's f.o.b. cost of the merchandise (determined on a basis consistent with accounting principles applied in prior years).

               b. Notwithstanding financing and service fees actually paid during the period, financing and service fees will be adjusted for purposes of this calculation to 6 percent of Successor's cost (as adjusted pursuant to subparagraph (a) above) for all merchandise purchased from Columbia.

               c. For purposes of this calculation, all customs and duty costs will be adjusted commensurate with adjustments in pricing resulting from the Gross Margin assumptions in subparagraph (a) above.

               d. Amortized goodwill resulting from this transaction shall be excluded.

               e. Notwithstanding Successor's interest expense during the period, interest on all indebtedness of Successor shall be assumed for purposes of this calculation to have been equal to the prime interest rate on loans by the Royal Bank of Canada plus one percent; provided, however, that there shall be no charge on indebtedness incurred to fund the acquisition of the Canada-Trans stock and the retirement of loans to Canada-Trans made by Canada-Trans' shareholders pursuant to the Purchase Agreement.

               f. There shall be no charge with respect to any management fees paid by the Successor Company to Columbia.

2.   THE CLOSING

          At the closing of the purchase of the Hamilton Shares (the "Closing"), the Hamiltons shall deliver to Columbia Holdings, or its nominee, the certificates representing the Hamilton Shares, duly endorsed in blank, and Columbia Holdings shall wire transfer to the account designated in writing by the Hamiltons the cash consideration described in Section 1.

3.   HAMILTON'S EMPLOYMENT

     3.01 Title and Duties. After the amalgamation of Columbia Canada and Canada-Trans, Hamilton shall hold the title of President and Chief Operating Officer of Successor and shall undertake and render such services as are customarily performed by the President and Chief Operating Officer of a corporation engaged in the business of marketing sportswear or prescribed in Successor's bylaws and such other duties as may from time to time be assigned to him by Successor's Board of Directors. Hamilton shall devote his full business time to Successor and to its affairs and safeguard and promote its lawful interests.

     3.02 Compensation. As payment in full for all his services rendered under this Agreement, Successor shall pay Hamilton a salary and provide benefits as previously agreed upon by Hamilton and Columbia Canada.

4.   CONFIDENTIALITY AND NONCOMPETITION

     4.01 Definition of Confidential Information. As used in this Agreement, the term "Confidential Information" means: (a) proprietary information of Successor;
(b) information marked or designated by Successor as confidential; (c) information, whether or not in written form and whether or not designated as confidential, which is known to Hamilton as being treated by Successor as confidential; and (d) information provided to Successor by third parties which Successor is obligated to keep confidential. Confidential Information includes but is not limited to know-how, customer lists, marketing plans, and financial and technical information.

     4.02 Acknowledgment of Receipt of Confidential Information. Hamilton acknowledges that in the course of performing his duties for Successor he will have access to Confidential Information, the ownership and confidential status of which are highly important to Successor, and Hamilton agrees in addition to the specific covenants contained herein, to comply with all reasonable policies and procedures of Successor as may be established from time to time for the protection of such Confidential Information.

     4.03 Ownership. Hamilton acknowledges that all Confidential Information is and shall continue to be the exclusive property of Successor, whether or not prepared in whole or in part by him and whether or not disclosed to or entrusted to him in connection with employment by Successor.

     4.04 Acknowledgment of Irreparable Harm. Hamilton acknowledges that any disclosure of Confidential Information will cause irreparable harm to Successor.

     4.05 Covenant of Nondisclosure and Nonuse. Hamilton agrees not to disclose Confidential Information, directly or indirectly, under any circumstances or by any means, to any third person. Hamilton agrees that he will not copy, transmit, reproduce, summarize, quote or make any commercial or other use whatsoever of Confidential Information, except as may be necessary to perform work done by him for Successor.

     4.06 Safeguard of Confidential Information. Hamilton agrees to exercise the highest degree of care in safeguarding Confidential Information against loss, theft, or other inadvertent disclosure and agrees generally to take all steps necessary or requested by Successor to insure maintenance of confidentiality.

     4.07 Exclusions. This Section 4 shall not apply to the following information: (a) information now and hereafter voluntarily disseminated by Successor to the public or which otherwise becomes part of the public domain through lawful means; (b) information subsequently and rightfully received from third parties and not subject to any obligation of confidentiality; and (c) information independently developed by Hamilton after termination of his employment.

     4.08 Work Made for Hire. Hamilton agrees that all creative work prepared or originated by him for Successor or during or within the scope of his employment by Successor is owned by Successor; and, in any event, Hamilton assigns to Successor all intellectual property rights in such work whether by right of copyright, trade secret or otherwise and whether or not subject to protection by copyright laws.

     4.09 Noncompetition. During the term of Hamilton's employment by Successor and for one year thereafter, Hamilton agrees that he will not, without the prior written consent of Successor, directly or indirectly, whether as employee, officer, director, independent contractor, consultant, stockholder, partner, or otherwise, engage or assist others to engage in or have any interest in any business which competes with the Company in the Dominion of Canada. Hamilton further agrees and acknowledges that the time, scope, and geographic area and other provisions of this paragraph have been specifically negotiated by sophisticated parties and specifically hereby agrees that such time, scope, geographic areas, and other provisions are reasonable under the circumstances. Hamilton further agrees that if, despite the express agreement of the parties herein, a court should hold any portion of this Section 4.09 to be unenforceable for any reason, the maximum restrictions of time, scope, and geographic area reasonable under the circumstances, as determined by the court, will be substituted for the restrictions held unenforceable.

     4.10 Non-Solicitation and Non-Hire. During the term of Hamilton's employment by Successor and for a period of one year thereafter, Hamilton agrees that he will not: (a) solicit, induce, or attempt to induce any person who is an employee of Successor to leave the employ of Successor or to engage in any business that competes with Successor; or (b) hire or assist in the hiring of any person who is an employee of Successor to work for any business that competes with Successor.

     4.11 Future Association. For a period of one year after termination of his employment by Successor, Hamilton agrees to notify Successor of any involvement with any business that competes with Successor. Hamilton shall disclose the existence and contents of this Agreement to any business with which Hamilton becomes associated within such time period.

     4.12 Delivery of Materials. Upon termination of his employment status, Hamilton will deliver to Successor all materials, including without limitation customer lists, documents, records, drawings, prototypes, models and schematic diagrams, which describe, depict, contain, constitute, reflect, record or in any way relate to Confidential Information, which are in Hamilton's possession or under his control, whether or not the materials were prepared by Hamilton.

     4.13 Subpoenas. If Hamilton is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information or if Hamilton is otherwise required by law or regulation to disclose Confidential Information, Hamilton will immediately, and prior to production or disclosure, notify Successor and provide it with such information as may be necessary in order that Successor may take such action as it deems necessary to protect its interest.

5.   REPRESENTATIONS AND WARRANTIES OF THE HAMILTONS

          The Hamiltons jointly and severally represent and warrant to Columbia Holdings and Columbia Canada as follows:

     5.01 Title to Stock. At the Closing, the Hamiltons will own of record and beneficially the shares of stock of Successor set forth opposite on Annex A free and clear of all rights of joint ownership, pledges, security interests, liens, charges, encumbrances, equities, claims, options (other than pursuant to this Agreement) or limitations and upon delivery of the shares as provided in this Agreement, Columbia Holdings will acquire good and valid title thereto, free and clear of all rights of joint owner ship, pledges, security interests, liens, charges, encumbrances, equities, options or limitations.

     5.02 Authority Relative to this Agreement. The Hamiltons have full right, power and authority to enter into this Agreement and carry out the terms hereof and have duly executed and delivered this Agreement, and this Agreement is a valid and binding obligation enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (b) general prin ciples of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.03 Consents and Approvals; No Violation. The execution and delivery of this Agreement by the Hamiltons will not (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or third person, or (b) conflict with, result in a breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either of the Hamiltons is a party or by which either of them may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of them.

6.   REPRESENTATIONS AND WARRANTIES OF COLUMBIA HOLDINGS

          Columbia Holdings represents and warrants to the Hamiltons as follows:

     6.01 Organization. Columbia Holdings is a corporation duly organized and validly existing under the laws of the Province of Ontario, Canada.

     6.02 Authority Relative to this Agreement. Columbia Holdings has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Columbia Holdings. This Agreement has been duly and validly executed and delivered by Columbia Holdings and constitutes a valid and binding agreement of Columbia Holdings, enforceable against Columbia Holdings in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6.03 Consents and Approvals, No Violation. The execution, delivery and performance of this Agreement by Columbia Holdings and the compliance by Columbia Holdings with the provisions of this Agreement will not (a) violate the Articles of Incorporation or Bylaws of Columbia Holdings; (b) require any consent, approval, authorization or permit of filing with or notification to any governmental or regulatory authority; (c) conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument of obligation to which Columbia Holdings or any of its assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Columbia Holdings or any of its assets.

7.   REPRESENTATIONS AND WARRANTIES OF COLUMBIA CANADA

          Columbia Canada represents and warrants to the Hamiltons as follows:

     7.01 Organization. Columbia Canada is a corporation duly organized and validly existing under the laws of the Province of Ontario, Canada.

     7.02 Authority Relative to this Agreement. Columbia Canada has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Columbia Canada. This Agreement has been duly and validly executed and delivered by Columbia Canada and constitutes a valid and binding agreement of Columbia Canada, enforceable against Columbia Canada in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7.03 Consents and Approvals, No Violation. The execution, delivery and performance of this Agreement by Columbia Canada and the compliance by Columbia Canada with the provisions of this Agreement will not (a) violate the Articles of Incorporation or Bylaws of Columbia Canada; (b) require any consent, approval, authorization or permit of filing with or notification to any governmental or regulatory authority; (c) conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument of obligation to which Columbia Canada or any of its assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Columbia Canada or any of its assets.

8.   COVENANTS OF THE PARTIES

     8.01 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     8.02 Sales and Transfer Taxes. All transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by the Hamiltons, and the Hamiltons will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes, and, if required by applicable law, and Columbia Holdings will join in the execution of any such tax returns or other documentation.

     8.03 No Encumbrances. Each of the Hamiltons agrees not to transfer, pledge or in any way encumber any of the Hamilton Shares.

     8.04 Corporate Actions. Columbia Holdings and Columbia Canada each agrees that so long as the Hamiltons are the owners of the Hamilton Shares, except as expressly contemplated hereby, the following corporate actions shall be subject to the unanimous approval of Successor's shareholders: (a) the entering into of any agreement, or the making of any offer, or the granting of any right capable of becoming an agreement, to allot or issue any shares of capital stock of Successor; (b) any action which may reasonably be expected to lead to or result in a material change in the nature of Successor's business; (c) the taking of any steps to wind up or terminate the corporate existence of Successor; (d) the sale, lease, exchange or disposition of the entire undertaking or property or assets of Successor or any substantial part thereof other than in the ordinary course of Successor's business; (e) the entering into of an amalgamation, merger or consolidation with any other corporation and (f) the appointment of officers of Successor.

9.   CONDITIONS TO PURCHASE AND SALE OF SHARES

     9.01 Conditions to Obligations of the Hamiltons. The obligations of the Hamiltons to sell the Hamilton Shares as contemplated hereunder shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Hamiltons:

          a. Columbia Holdings shall, in all material respects, have performed and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date;

          b. The representations and warranties of Columbia Holdings contained in this Agreement shall have been correct when made and shall be correct as of the Closing Date.

     9.02 Conditions to Obligations of Columbia Holdings. The obligations of Columbia Holdings to purchase the Hamilton Shares as contemplated hereunder shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Columbia
Holdings:

          a. The Hamiltons shall, in all material respects, have performed and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date;

          b. The representations and warranties of the Hamiltons contained in this Agreement shall have been correct when made and shall be correct as of the Closing Date.

10.  MISCELLANEOUS PROVISIONS

     10.01 Severability. In case any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not upset any other provision hereof and the Agreement shall in all other respects be valid and enforceable.

     10.02 Legends. All certificates representing the Hamilton Shares shall be endorsed with the following legend, in addition to any legends required by applicable federal or provincial securities laws or any other agreement:

               "The Shares represented by this certificate are subject to restrictions on transfer contained in an Agreement dated as of August 24, 1992 among the Company, the holder and another shareholder of the Company, a copy of which is on file at the principal office of the Company."

     10.03 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Hamiltons, Columbia Canada and Columbia Holdings.

     10.04 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     10.05 Survival. The representations, warranties and covenants of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and the completion of the purchase of the Hamilton Shares and the obligations set forth in Section 4 shall continue beyond the termination of this Agreement.

     10.06 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

          a.   If to the Hamiltons, to:

               Douglas Hamilton
               c/o Columbia Sportswear Canada Limited
               412 High Street East, Unit 6
               Strathroy, Ontario
               Canada  N7G1T1
               with copies to:

               McCarthy Tetrault
               150 Dufferin Avenue
               London Ontario
               Canada  N6A 5N6

               Attention:  Peter C. Johnson

          b.   If to Columbia Holdings, to:

               Columbia Sportswear Holdings Limited
               c/o Columbia Sportswear Company
               6600 N Baltimore
               Portland, OR  97203

               Attention:  Timothy P. Boyle

               with copies to:

               Stoel Rives Boley Jones & Grey
               900 SW Fifth Avenue, Suite 2300
               Portland, OR  97204-1268

               Attention:  Stephen E. Babson

          c.   If to Columbia Canada or Successor, to:

               Columbia Sportswear Canada Limited
               c/o Columbia Sportswear Company
               6600 N Baltimore
               Portland, OR  97203

               Attention:  Timothy P. Boyle

               with copies to:

               Stoel Rives Boley Jones & Grey
               900 SW Fifth Avenue, Suite 2300
               Portland, OR  97204-1268

               Attention:  Stephen E. Babson

     10.07 Assignment. Columbia Holdings' right to purchase the Hamilton Shares shall be freely transferrable by Columbia Holdings to any affiliate or shareholder of Columbia. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10.08 Attorneys' Fees/Governing Law. In any litigation arising out of this Agreement, the prevailing party will be entitled to recover all reasonable attorneys' fees on appeal or petition for review. The rights and obligations of the parties under this Agreement shall in all respects be governed by the laws of the Province of Ontario, Canada.

     10.09 Indemnification. Each party will indemnify, hold harmless and defend the other from and against and reimburse the others with respect to any and all losses, costs, expenses, damages or liabilities (including reasonable attorneys' fees) incurred by the other by reason of, arising out of or in connection with the breach or inaccuracy of any representation or warranty of the indemnifying party under this Agreement and the nonfulfillment of any covenant or agreement on the part of the indemnifying party under this Agreement.

     10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.11 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     10.12 Entire Agreement. Except for the Purchase Agreement, this Agreement, including the Annex referred to herein, embodies the entire agreement and, understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Except for the Purchase Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

     10.13 Specific Performance. The Hamiltons and Columbia Holdings acknowledge that, in view of the uniqueness of Successor's business, the parties may not have an adequate remedy at law for money damages in the event that the stock purchase and sale contemplated hereunder have not been consummated by reason of breach, and therefore each of the Hamiltons and Columbia Holdings agrees that the other shall be entitled to specific enforcement of the terms hereof with respect to the consummation of the purchase and sale of the Hamilton Shares in addition to any other remedy to which it may be entitled, at law or in equity. In addition, Hamilton acknowledges that breach of the obligations imposed by
Section 4 of this Agreement will cause irreparable harm to Successor and, in the event that Hamilton fails to abide by those obligations, Successor will be entitled to specific performance, including the issuance of a temporary restraining order or preliminary injunction, in addition to any other remedy to which it may be entitled, at law or in equity.

     10.14 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     10.15 Integrated Agreement. Annex A which is attached hereto is hereby incorporated into this Agreement by this reference.

          IN WITNESS WHEREOF, Columbia Holdings, Columbia Canada and the Hamiltons have personally signed or caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


     Columbia Holdings:            COLUMBIA SPORTSWEAR HOLDINGS LIMITED



                                   By:TIMOTHY P. BOYLE
                                      -----------------------------------------
                                      Timothy P. Boyle,
                                      Chairman and Chief Executive Officer


                                   By:GERTRUDE BOYLE
                                      -----------------------------------------
                                      Gertrude Boyle, Vice Chairman

     Columbia Canada:              COLUMBIA SPORTSWEAR CANADA LIMITED



                                   By:TIMOTHY P. BOYLE
                                      -----------------------------------------
                                      Timothy P. Boyle,
                                      Chairman and Chief Executive Officer


                                   By:GERTRUDE BOYLE
                                      -----------------------------------------
                                      Gertrude Boyle, Vice Chairman




     The Hamiltons:
                                   DOUGLAS HAMILTON
                                   --------------------------------------------
                                   Douglas Hamilton


                                   DOUGLAS HAMILTON
                                   ------------------------------------
                                   Douglas Hamilton,
                                   in trust for Elizabeth K. Hamilton




                                    GUARANTY


          Columbia Sportswear Company, an Oregon corporation and the holder of 79 percent of the capital stock of Columbia Sportswear Holdings Limited, hereby guarantees punctual payment of all amounts required to be paid for the Hamilton Shares pursuant to Section 1 of the Agreement above.



                                   COLUMBIA SPORTSWEAR COMPANY



                                   ByGERTRUDE BOYLE
                                     ------------------------------------------
                                     Gertrude Boyle, Chairman



                                   ByTIMOTHY P. BOYLE
                                     ------------------------------------------
                                     Timothy P. Boyle, President

                                     ANNEX A


      Name of                                              Share
    Shareholder                                          Ownership

    Douglas Hamilton                                       1,500

    Douglas Hamilton,
    in trust for Elizabeth K. Hamilton                     1,000